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                                                                 EXHIBIT 10.11.1




                          LEASE MODIFICATION AGREEMENT


        This agreement is made to modify that certain lease date June 25, 1993 between Brock Properties, a California Limited Partnership, as Lessor, and Cardiac Pathways Corporation, as Lessee, pertaining to premises at 995 Benecia Avenue, Sunnyvale, California.

        Recitals: The parties wish to accomplish the following: (a) to extend the term of the lease for five years, while providing Lessee an option for early termination; (b) to fix a new Base Rent for the extended term; (c) to limit Lessee's obligation to remove tenant improvements at the end of the extended term; (d) to provide for the possible need to replace certain of the air conditioning units; (e) to modify the terms pertaining to sub-leasing; and (f) to eliminate portions of the lease which are not applicable to the extended term.

        Therefore, the parties agree to the following modifications, to take effect at the commencement of the extended term:

        1. The term set forth in Paragraph 1.3 of the lease shell be extended for 5 years, commencing on October 29, 1998 and ending on October 28, 2003.

        2. Provided Lessee is not in default as discussed in Paragraph 39.4 of the lease, Lessee shell have the option to terminate the lease on April 28, 2001, provided that on or before October 28, 2000 Lessee delivers to Lessor written notice of its exercise of this option together with an early termination payment of $247,136.

        3. Base Rent, referred to in paragraph 1.5 of the lease, shell be increased to $61,784 per month during the extended term.

        4. Lessee shall not be required to spend more than $50,000 for removal of Lessee Owned Alterations or Utility Installations under paragraph 7.4(b) of the lease and that obligation shall be limited to removal or replacement of certain walls which were either removed or installed during 1997 and certain ceiling tiles and clean room filters, also installed in 1997. Exhibit A, attached to this agreement, shows the walls and clean room area referred to in the preceding sentence. However, this limitation on Lessees obligation applies only to improvements or installations which are in place at the time this agreement is made.

        5. If Lessee finds it necessary to replace either of the air conditioning units which are designated #1 and #3, the parties will share the cost equally and will employ a mechanical contractor satisfactory to Lessor.

        6. Paragraph 12.3 shall be modified to add that if an assignee or sublessee pays rent in excess of the Base Rent, Lessee may retain a portion of such excess rent equal to the amount Lessee has actually paid for brokerage commissions and new leasehold improvements required for the sublease or assignment, and the unamortized balance of




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                                                                 EXHIBIT 10.11.1



leasehold improvements paid for by Lessee. A ten year life shall be used for purposes of calculating the unamortized portion of such improvements The balance of the rent in excess of the Base Rent shall be divided equally between Lessee and Lessor.

        7. The following portions of the lease have no application during the extended term and they shall therefore be deemed deleted:

        Addendum Paragraph #1-Lease Improvements and Adjustment to Base Rent; Addendum Paragraph #4-Option to Terminate;
        Addendum Paragraph #7-Option to Extend;
        Addendum Paragraph #8-Tenant improvement Incentive-Warrants;
        Second Addendum to Lease;

        8. Lessee has been represented in negotiations for this agreement by Cooper/Brady. Lessor has not been represented. Lessor shall pay Cooper/Brady a commission of 1&1/2% of Base Rent actually collected, payable annually in advance at the beginning of each lease year, or half year in the event of early termination under paragraph 2 above. Should the lease be terminated under paragraph 2, no commission will be paid on the early termination payment.

Except as modified by this agreement, the lease shall remain in full force and effect during the extended term.

        Each of the undersigned warrants and represents that he is authorized to execute this agreement on behalf of the partnership or corporation for which he signs.

        Executed on the day and at the place set forth below:




BROCK PROPERTIES, A California      CARDIAC PATHWAYS CORPORATION
Limited Partnership



                                        By: /s/ William N. Starling
                                           ---------------------------------
By: /s/ Chuck Brock                         Its  CEO
   --------------------------------
        General Partner
                                        And /s/ David W. Gryska
                                            --------------------------------
Executed on 24 Feb 98                       Its CFO
            ---------
At Woodside, California
                                        Executed on Feb. 23,1998
                                                    ------------
                                        At Sunnyvale, California